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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-56349, and 333-55827), the
Registration Statements on Form S-3 (Nos. 333-82089 and 333-94641) of our report dated September 19, 2000, with respect to the supplemental consolidated financial statements and schedule of ATMI, Inc. included in its Current Report on Form 8-K/A dated July 7, 2000.

                                         /s/ ERNST & YOUNG LLP


Stamford, Connecticut
September 19, 2000